                     Project West





                     -----------------------------------------------------------

                     -----------------------------------------------------------
                     Discussion Materials
                     October 10, 2001
                     -----------------------------------------------------------
                     ===========================================================

















Morgan Stanley

================     -----------------------------------------------------------
Project West
                     -----------------------------------------------------------
                     Key Observations
                     -----------------------------------------------------------
                     ===========================================================

o  Based on the     o   Given M Company's sustained strong performance over the
   analysis of          last year, an analysis of the current, 3 month, 6 month
   numerous relevant    and 1 year average stock price would imply that the
   metrics and          "unaffected" stock price of M Company is approximately
   factors, the         $8.00 per share
   $12.10 per share
   offer price for M   - The current cash offer of $12.10 per share represents a
   Company appears       reasonable premium across all these metrics:
   to be reasonable
                         -        Unaffected: 51.3%
                         -        As of 10/8/2001: 27.2%
                         -        3 month average: 37.0%
                         -        6 month average: 35.7%
                         -        12 month average: 52.6%


                    o The analysts who cover M Company are bullish in their commentary and those setting a price target have set it at a level above the $12.10 cash offer price

                    o In examining the trading multiples of comparable LTL companies, the $12.10 cash offer price implies acquisition multiples that are below the median trading multiples of other publicly traded regional, non-unionized LTL's

                    o In examining precedent transaction multiples, the $12.10 cash offer price represents a significant discount to all other selected precedent LTL transactions, including the recent Arnold acquisition

                    o An examination of the premium paid in these transactions suggests a control premium of approximately 40-60% is appropriate

                    o Furthermore, when one considers the 0.26x exchange ratio for the stock offer, this also translates to a reasonable premium to current and recent historical exchange ratios



Morgan Stanley

================     -----------------------------------------------------------
Project West
                     -----------------------------------------------------------
                     M Company's Unaffected Stock Price Has Likely Increased
                     Since April
                     -----------------------------------------------------------
                     ===========================================================


o  Given M Company's
   sustained strong
   performance over
   the last year, an
   analysis of the
   current, 3 month,
   6 month and 1 year
   average stock price
   would imply that
   the "unaffected"
   price of M Company
   is approximately
   $8.00 per share
                                 [Graph of Stock Price Since IPO - From
o  The current cash offer                 11/25/97 to 10/08/01]
   price of $12.10 per share
   represents a reasonable
   premium across all
   relevant metrics:

   o  Unaffected price:
      51.3%

   o  As of 10/8/2001: 27.2%

   o  3 month average:
      37.0%

   o  6 month average:
      35.7%

   o  12 month average:
      52.6%






Morgan Stanley

================     -----------------------------------------------------------
Project West
                     -----------------------------------------------------------
                     Summary of Analyst Commentary
                     -----------------------------------------------------------
                     ===========================================================

                     ---------------------------------------------------------------------------------------------
o  The analysts who  Summary of Research Analyst Recommendations
   cover M Company   ---------------------------------------------------------------------------------------------
   are bullish in                                                  Price and Report   2001E   2002E  Price Target
   their commentary  Date      Firm                Recommendation                 $       $       $             $
   and those setting ---------------------------------------------------------------------------------------------
   a price target    7/24/01   Morgan Keegan       Outperform                  9.75    0.95    1.10           N/A
   have set it at a  ---------------------------------------------------------------------------------------------
   level above the   7/25/01   ABN AMRO            Add                         9.75    1.00    1.15         13.22
   $12.10 cash offer ---------------------------------------------------------------------------------------------
   price             10/8/01   First Call                                      9.51    0.98    1.13           N/A
                     ---------------------------------------------------------------------------------------------
                     10/8/01   I/B/E/S                                         9.51    0.98    1.13           N/A
                     ---------------------------------------------------------------------------------------------




                    ------------------------------------------------------------
                     Selected Research Analyst Commentary
                     Comments
                    ------------------------------------------------------------
                     o While we have lowered earning estimates for the remainder of this year and next, these cuts are a reflection on the foreseeable freight environment more so than on M Company. M Company shares, trading at a slight premium to below book value and at only 9x next years estimate represent outstanding value in our opinion. The company maintains a clean balance sheet with zero net debt.
                                                                - Morgan Keegan,
                         7/24/01

                    o M Company is a premium service provider in a very challenging geographic region. Though we do not yet see any signs of fundamental strengthening of the freight environment, M Company is solidly profitable and it generates strong free cash flows. This is a valuation that investors should find quite compelling, especially in a period of economic uncertainty. We reiterate our Outperform rating on M Company shares.

                                                        - Morgan Keegan, 7/24/01
                    ------------------------------------------------------------
                    o We were particularly impressed by the company's operational results in the quarter, as M Company's tonnage increased 10%, representing one of the fastest rates of volume growth in the LTL industry. Total revenues increased 10% to nearly $35MM after factoring in a 17% increase in M Company Distribution System's top line.
                                                             - ABN AMRO, 7/25/01

                    o We feel confident in our estimate of $1.00 for 2001 as we are encouraged by the company's efforts in growing its business. Indeed, it appears that M Company is taking market share from some of its Western counterparts as it has been able to generate a double digit growth rate by expanding business from its existing client base and by adding new customers

                                                              - ABN AMRO 7/25/01
                    ------------------------------------------------------------


Morgan Staney

================     -----------------------------------------------------------
Project West
                     -----------------------------------------------------------
                     M Company Valuation Matrix
                     -----------------------------------------------------------
                     ===========================================================

o  At 4.0x 2001                                                                   LTM(3)                        2001(4)
   EBITDA and 12.8x                                                   ------------------------------  ----------------------------
   2001 P/E, the               Premium to
   acquisition                  current      Equity     Aggregate     EBITDA    EBIT     Net Income   EBITDA   EBIT    Net Income
   multiples of       Price   Stock Price   Value(1)    Value (2)     $18.9    $10.3        $6.8      $19.7   $10.2        $6.3
   the $12.10 cash    ($)       ($9.51)       ($MM)        ($MM)         x        x           x          x       x           x
   offer price
   represent          9.50       (0.11%)       62.57        60.41        3.2      5.9         9.3        3.1     5.9         9.9
   a meaningful
   discount to the    9.75         2.52%       64.28        62.12        3.3      6.0         9.5        3.2     6.1        10.2
   median trading
   multiples of       10.00        5.15%       65.99        63.82        3.4      6.2         9.8        3.2     6.3        10.5
   other publicly
   traded regional,   10.25        7.78%       67.69        65.53        3.5      6.4        10.0        3.3     6.4        10.7
   non-unionized
   LTL's              10.50       10.41%       69.40        67.24        3.6      6.5        10.3        3.4     6.6        11.0

                      10.75       13.04%       71.11        68.95        3.6      6.7        10.5        3.5     6.8        11.3

                      11.00       15.67%       72.82        70.65        3.7      6.9        10.8        3.6     6.9        11.6

                      11.25       18.30%       74.52        72.36        3.8      7.0        11.0        3.7     7.1        11.8

                      11.50       20.93%       76.23        74.07        3.9      7.2        11.3        3.8     7.3        12.1

                      11.75       23.55%       77.94        75.77        4.0      7.4        11.5        3.8     7.4        12.4

                      12.00       26.18%       79.65        77.48        4.1      7.5        11.8        3.9     7.6        12.6

                      12.10       27.23%       80.33        78.16        4.1      7.6        11.9        4.0     7.7        12.8

                      12.25       28.81%       81.35        79.19        4.2      7.7        12.0        4.0     7.8        12.9

                      12.50       31.44%       83.06        80.90        4.3      7.9        12.3        4.1     7.9        13.2

                      12.75       34.07%       84.77        82.60        4.4      8.0        12.5        4.2     8.1        13.5

                      13.00       36.70%       86.47        84.31        4.5      8.2        12.8        4.3     8.3        13.7

                      13.25       39.33%       88.18        86.02        4.5      8.4        13.1        4.4     8.4        14.0

                      13.50       41.96%       89.89        87.73        4.6      8.5        13.3        4.5     8.6        14.3




Morgan Stanley

================     -----------------------------------------------------------
Project West
                     -----------------------------------------------------------
                     Comparable Company Analysis
                     -----------------------------------------------------------
                     ===========================================================


                                         Equity    Agg.
                                          Value  Value(1)           P/E
                                 Price                      N12M   CY2001    CY2002
                                     $      $MM     $MM        x        x         x
---------------------------------------------------------------------------------------
M Company                         9.51       56      54      8.6      9.8       8.5
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Regional Non-Unionized LTL's
---------------------------------------------------------------------------------------
USFREIGTWAYS CORP                31.43      826   1,056     13.6     18.3      12.9
---------------------------------------------------------------------------------------
CNF INC.                         22.96    1,121   1,712     19.2       nm      16.6
---------------------------------------------------------------------------------------
OLD DOMINION FREIGHT             10.35       86     174      6.7      8.3       6.5
---------------------------------------------------------------------------------------
ARNOLD INDUSTRIES INC (2)        21.01      521     477     13.5     15.9      13.0
---------------------------------------------------------------------------------------
                                                   Mean     13.2     14.2      12.3
---------------------------------------------------------------------------------------
                                                 Median     13.2     15.9      13.0
---------------------------------------------------------------------------------------
National Unionized LTL's
---------------------------------------------------------------------------------------
ROADWAY EXPRESS INC (2)          24.00      465     411      8.8     12.5       8.3
---------------------------------------------------------------------------------------
YELLOW CORP                      18.95      462     663      8.6     18.1       7.8
---------------------------------------------------------------------------------------
ARKANSAS BEST CORP               20.85      430     574      8.5     11.8       8.1
---------------------------------------------------------------------------------------
CONSOLIDATED FREIGHTWAYS          4.65      102     149       Nm       Nm      14.3
---------------------------------------------------------------------------------------
                                                   Mean      8.7     14.1       9.6
---------------------------------------------------------------------------------------
                                                 Median      8.6     12.5       8.2
---------------------------------------------------------------------------------------
S&P 500 COMPOSITE              1,062.44      nm      na     21.0     25.4      20.3
---------------------------------------------------------------------------------------

                                5 Yr     N12M
                                 Est      PE/     Agg. Value/LTM     Agg. Value/2001E     Agg. Value/2002E
                               Grwth    Grwth     EBITDA    EBIT      EBITDA    EBIT        EBITDA   EBIT
                                   %        x          x       x           x       x             x      x
----------------------------------------------------------------------------------------------------------
M Company                       11.0      0.8        2.8     5.2          na      na            na     na
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Regional Non-Unionized LTL's
----------------------------------------------------------------------------------------------------------
USFREIGTWAYS CORP               15.0      0.9        4.3     8.2         4.9     9.7           4.0    7.4
----------------------------------------------------------------------------------------------------------
CNF INC.                        12.0      1.6        4.8    11.1         5.8    12.3           4.1    7.0
----------------------------------------------------------------------------------------------------------
OLD DOMINION FREIGHT            15.0      0.4        3.4     7.7          na      na            na     na
----------------------------------------------------------------------------------------------------------
ARNOLD INDUSTRIES INC (2)        9.0      1.5        5.3     8.6          na      na            na     na
----------------------------------------------------------------------------------------------------------
                                12.8      1.1        4.5     8.9         5.3    11.0           4.1    7.2
----------------------------------------------------------------------------------------------------------
                                13.5      1.2        4.5     8.4         5.3    11.0           4.1    7.2
----------------------------------------------------------------------------------------------------------
National Unionized LTL's
----------------------------------------------------------------------------------------------------------
ROADWAY EXPRESS INC (2)         10.0      0.9        2.7     4.4         3.2     6.5           2.7    5.0
----------------------------------------------------------------------------------------------------------
YELLOW CORP                      9.0      1.0        2.8     6.0         3.1     7.2           2.5    4.7
----------------------------------------------------------------------------------------------------------
ARKANSAS BEST CORP               7.0      1.2        3.2     4.8         3.7     5.9           3.0    4.1
----------------------------------------------------------------------------------------------------------
CONSOLIDATED FREIGHTWAYS         5.0       na        5.7      nm         2.7      nm           1.9    6.5
----------------------------------------------------------------------------------------------------------
                                 7.8      1.0        3.6     5.1         3.2     6.5           2.5    5.1
----------------------------------------------------------------------------------------------------------
                                 8.0      1.0        3.0     4.8         3.1     6.5           2.6    4.9
----------------------------------------------------------------------------------------------------------
S&P 500 COMPOSITE                 na       na         na      na          na      na            na     na
----------------------------------------------------------------------------------------------------------

Source: FactSet Research Systems; nm = not meaningful, na = not available; Earnings Estimates are from IBES where available and First Call elsewhere (Mean estimates used for each)












Morgan Stanley

                  Notes
                  1. Aggregate Value = Market Value + ST & LT Debt + Preferred Equity +
                     Minority Interest - Cash
                  2. On 8/22/01, Roadway announced that is is buying Arnold for $21.75 per share in cash

================     -----------------------------------------------------------
Project West
                     -----------------------------------------------------------
                     Selected Precedent LTL Transactions
                     -----------------------------------------------------------
                     ===========================================================

o Precedent LTL        LTL Transactions                                                    Aggregate Value/LTM
  transactions have                                                                                                          Premium
  been historically                                                     Equity  Aggregate                         Price/  Unaffected
  valued at 5.0-11.0x  Date of  Acquiror/                                Value      Value Revenue  EBITDA  EBIT Earnings       Price
  LTM EBITDA           Announ-  Acquiree       Business Description        $MM        $MM       x       x     X        x           %
  o However, some of   cement   Roadway/Arnold A regional next-day     446.7(1)     510.0     1.1     5.7   9.2     12.6          21
    these transactions 8/22/01  Industries     less-than-truckload,
    are dated                                  irregular eoute and
o Roadway's recent                             dedicated truckload
  acquisition of                               carrier and provider
  Arnold was valued                            of a variety of
  at 5.7x LTM EBITDA                           logistics services
o At 4.0x LTM EBITDA,  11/13/00 FedEx          Scheduled, for-hire      950.0     1,200.0     0.9     6.8  10.3     17.3          61
  the $12.10 cash               Corp./American carrier of LTL
  offer price                   Freightways    shipments of general
  represents a                                 commodities, serving
  significant                                  direct all points in
  discount to Arnold                           40 contiguous states
  and all other        6/7/99   Yellow Corp./  Provides trucking        154.5       194.5     0.8     5.8  10.9     16.1          51
  selected precedent            Jevic          service; utilizes a
  LTL transactions              Transportation simplified in-route
o An examination of             Inc.           delivery system in
  the premia paid in                           which over 70% of the
  these transactions                           shipments are delivered
  suggests a control                           to heir destinations
  premium of                                   directly from
  approximately 40-60%                         line-haul trailers
  is appropriate       11/4/98  Yellow         Regional LTL               N/A         N/A     N/A     N/A   N/A      N/A         N/A
  o Rumors of Arnold's          Corp./Action   transportation company
    sale were in the            Express, Inc.  provides overnight
    marketplace for                            and second-day service
    quite some time,                           in the Pacific Northwest
    making premia data                         and the West
    less relevant for  10/6/97  FedEx          Holding company which   2,471.4    2,664.1     1.0     7.7  12.5     24.2          43
    this transaction            Corp./Caliber  through its subsidiaries
                                Systems Inc.   provides a broad range
                                               transportation services,
                                               including national and
                                               regional general trucking,
                                               small package delivery and
                                               custom logistics services
                       3/17/97  Super Group    Regional trucking and      59.8        59.8     N/A     N/A   N/A      N/A        N/A
                                Hldgs/Regional shipping company
                                Transporters
                       7/10/95  Arkansas Best  Freight transportation     72.2       143.5     0.2    11.0   N/M      N/M         16
                                Corp./         holding company which
                                Worldway Corp. operates full-service
                                               vehicle and driver leasing
                                               services,  freight and
                                               trucking services, and a
                                               variety of third-party
                                               logistics services
                       ----------------------- --------------------------------- ------------------- -------------------------------
                                               Mean                                            0.8     7.4  10.7     17.6       38.4
                       ----------------------- --------------------------------- ------------------- -------------------------------
                                               Median                                          0.9     7.7  10.6     16.7       43.0
                       ----------------------- --------------------------------- ------------------- -------------------------------

Morgan Stanley

                  Notes
                  1. Based on unaffected closing price of $18.01 on 7/23/01

================     -----------------------------------------------------------
Project West
                     -----------------------------------------------------------
                     Exchanged Ratio Has Appreciated Over the Last Month
                     -----------------------------------------------------------
                     ===========================================================

o  When one
   considers the 0.26x
   exchange ratio for
   the stock offer,
   this exchange ratio
   also represents a
   reasonable premium
   to current and               [Graph of Exchange Ratio Since IPO -- From
   recent historical                        11/25/97 to 10/08/01]
   exchange ratios:
   o  As of 10/8/01:
      30.0%
   o  3 month average:
      52.9%
   o  6 month average:
      52.9%










Morgan Stanley